EXHIBIT 99.1

CONTACT:

Adam Weiner / Joel Steinhaus

Kekst and Company

212-521-4800

U.S. Energy Systems, Inc. Retains Jefferies & Company, Inc.

NEW YORK CITY, July 20, 2007 – U.S. Energy Systems, Inc. (NASDAQ: USEY), a “clean and green” energy company, today announced that it has retained Jefferies & Company, Inc., completing its previously announced search for an independent third party financial advisor to assist USEY in its evaluation of its existing financing as well as other strategic alternatives available to the Company.

Additional information is available on the Company’s website at: http://www.useyinc.com.

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About U.S. Energy Systems, Inc.

U.S. Energy Systems, Inc. is an owner of green power and clean energy and resources. USEY owns and operates energy projects in the United States and United Kingdom that generate electricity, thermal energy and gas production. Certain matters discussed in this press release are forward-looking statements, and certain important factors may affect the Company’s actual results and could cause actual results to differ materially from any forward-looking statements made in this release, or which are otherwise made by or on behalf of the Company. Such factors include, but are not limited to: our ability to raise needed funds through equity issuances or refinancings; access to needed financing or refinancing on acceptable terms; our ability to continue as a going concern; our ability to complete ongoing projects, including the UK expansion, as budgeted and in a timely manner; failure to realize the estimated savings or operating results of acquisitions, and other risks associated with acquisitions generally, including risks relating to managing and integrating acquired businesses; changes in market conditions and the impact of market conditions on our capital expenditures; the impact of competition; changes in local or regional economic conditions, and the amount and rate of growth in expenses; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; the inability to commence and complete planned projects in a timely manner; and our ability to continue our growth strategy, as well as other risks detailed from time to time in U.S. Energy’s Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2006 and its Current Report dated June 25, 2007. We do not undertake to update any of the information set forth in this press release.